GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

January 30, 2008	GERMAN AMERICAN BANCORP, INC. REPORTS DOUBLE-DIGIT EARNINGS GROWTH AND RECORD QUARTERLY EARNINGS

German American Bancorp, Inc. today reported record 4th quarter 2007 net income of $2,775,000, or $0.25 per share, an increase of $337,000, or 13.8%, from the $2,438,000, or $0.22 per share reported in the 4th quarter of 2006. This record level of quarterly earnings is a continuation of the strong performance fundamentals the Company has experienced for much of the past several years.

In comparison to the 4th quarter of last year, the Company recorded strong performance in virtually every category of operations as net interest income increased by $702,000, or 7.5%, driven by year-over-year loan growth of 9.0%, while revenues from deposit fees and service charges and from the sale of trust and investment products increased by $358,000, or 24.8%. Additionally, non-interest expenses declined by $462,000, or 4.8%, primarily resulting from a reduction in salaries and benefits expense of $318,000, or 5.7%, during the 4th quarter of 2007 relative to personnel expenses during the same quarter last year.

The record 4th quarter earnings were achieved even considering the recording during that quarter of a $680,000 net loss on securities within the Company’s portfolio of non-controlling investments in other banking organizations as the result of the sale of one of the investment holdings and the recognition of an other-than-temporary impairment expense in connection with the valuation of other holdings within the portfolio.

For the year-ended December 31, 2007, the Company reported net income of $9,405,000 as compared to $10,221,000 reported in 2006. The decline was principally attributable to an increase in the Company’s provision for loan loss during the year, the majority of which was related to the previously reported resolution of a single non-performing credit during the first quarter of the year.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Commenting on the Company’s record earnings, strong loan and balance sheet growth, solid asset quality, and impressive cost control, Mark Schroeder, President & CEO of German American Bancorp, Inc., stated, “It is extremely gratifying that our efforts, over the course of the past several years, to prudently grow our balance sheet while maintaining our historic focus on asset quality and expense control has resulted in the achievement of the highest level of quarterly earnings in the history of our Company. Unlike much of the banking industry in the Midwest and throughout the United States, we are currently experiencing a strong and improving level of credit quality. Our credit quality improvement is evidenced by a continued reduction in the ratio of our level of non-performing loans to total loans at December 31, 2007, to 0.50%, which is the lowest ratio experienced in the past four years, and the return of our quarterly provision for loan losses to lower levels during the fourth quarter. We, nevertheless, diligently continue to closely monitor the quality of our loan portfolio in light of the apparent weakening of general economic conditions throughout the country. We remain committed to the continuation of this proven successful strategy of enhancing long-term shareholder value and believe the market will, utilizing a long-term perspective, recognize the inherent value of German American’s franchise.”

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2008 to shareholders of record as of February 10, 2008.

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.

*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding its outlook for its future financial performance, including its intention to maintain its strategy to prudently grow its balance sheet while maintaining asset quality and controlling expenses, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Consolidated Balance Sheets

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	December 31,
	2007	2006
ASSETS
Cash and Due from Banks	$25,283	$23,960
Short-term Investments	2,631	5,735
Investment Securities	152,764	185,557

Loans Held-for-Sale	5,697	1,601

Loans, Net of Unearned Income	867,721	796,259
Allowance for Loan Losses	(8,044)	(7,129)
Net Loans	859,677	789,130

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	22,783	23,245
Goodwill and Other Intangible Assets	13,685	14,579
Other Assets	38,569	38,996
TOTAL ASSETS	$1,131,710	$1,093,424

LIABILITIES
Non-interest-bearing Demand Deposits	$136,212	$137,671
Interest-bearing Demand, Savings, and
Money Market Accounts	353,643	329,690
Time Deposits	387,566	400,257
Total Deposits	877,421	867,618

Borrowings	144,170	119,889
Other Liabilities	13,003	13,526
TOTAL LIABILITIES	1,034,594	1,001,033

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,437	79,224
Retained Earnings	16,681	13,450
Accumulated Other Comprehensive Income (Loss)	998	(283)
TOTAL SHAREHOLDERS' EQUITY	97,116	92,391

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,131,710	$1,093,424

END OF PERIOD SHARES OUTSTANDING	11,029,484	11,008,562

BOOK VALUE PER SHARE	$8.81	$8.39

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$16,354	$14,496	$63,852	$53,490
Interest on Short-term Investments	129	178	478	545
Interest and Dividends on Investment Securities	1,853	2,421	7,931	9,559
TOTAL INTEREST INCOME	18,336	17,095	72,261	63,594

INTEREST EXPENSE
Interest on Deposits	6,708	6,193	27,289	21,329
Interest on Borrowings	1,613	1,589	6,357	6,069
TOTAL INTEREST EXPENSE	8,321	7,782	33,646	27,398

NET INTEREST INCOME	10,015	9,313	38,615	36,196
Provision for Loan Losses	347	291	3,591	925
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,668	9,022	35,024	35,271

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	277	165	822	917
Net Gain (Loss) on Securities	(680)	-	(680)	951
Other Non-interest Income	3,922	3,672	15,562	14,125
TOTAL NON-INTEREST INCOME	3,519	3,837	15,704	15,993

NON-INTEREST EXPENSE
Salaries and Benefits	5,219	5,537	21,671	21,491
Other Non-interest Expenses	3,934	4,078	15,550	15,568
TOTAL NON-INTEREST EXPENSE	9,153	9,615	37,221	37,059

Income before Income Taxes	4,034	3,244	13,507	14,205
Income Tax Expense	1,259	806	4,102	3,984

NET INCOME	$2,775	$2,438	$9,405	$10,221

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.25	$0.22	$0.85	$0.93

WEIGHTED AVERAGE SHARES OUTSTANDING	11,012,428	10,997,099	11,009,536	10,994,739
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,031,920	11,003,640	11,025,226	11,005,667

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.99%	0.91%	0.84%	0.99%
Annualized Return on Average Equity	11.58%	10.88%	10.04%	11.56%
Net Interest Margin	3.90%	3.88%	3.84%	3.96%
Efficiency Ratio (1)	66.99%	71.96%	67.79%	69.60%
Net Overhead Expense to Average Earning Assets (2)	2.18%	2.36%	2.10%	2.24%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.17%	1.21%	0.32%	0.50%
Allowance for Loan Losses to Period End Loans			0.93%	0.90%
Non-performing Assets to Period End Assets			0.52%	0.96%
Non-performing Loans to Period End Loans			0.50%	1.21%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,125,195	$1,066,214	$1,114,140	$1,029,838
Average Earning Assets	$1,036,025	$977,310	$1,023,496	$941,549
Average Total Loans	$865,329	$751,432	$840,849	$715,260
Average Demand Deposits	$135,984	$132,237	$133,824	$129,759
Average Interest Bearing Liabilities	$879,195	$830,346	$872,996	$798,240
Average Equity	$95,854	$89,616	$93,677	$88,451

Period End Non-performing Assets (3)			$5,881	$10,497
Period End Non-performing Loans (4)			$4,364	$9,652

Tax Equivalent Net Interest Income	$10,144	$9,524	$39,205	$37,252
Net Charge-offs during Period	$358	$2,273	$2,676	$3,545

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.